UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2012 (March 28, 2012)

    LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 28, 2012, Liz Claiborne, Inc. (the “Company”) entered into severance agreements for each of its current executive officers (other than the CEO), replacing and superseding severance agreements entered into in 2011 (the “2011 Severance Agreements”).

The new agreements, which were approved by the Compensation Committee of the Company’s Board of Directors are substantially similar to the 2011 Severance Agreements, but change the expiration date to December 31, 2013 (from December 31, 2012), with automatic renewal for one year periods, unless the Company delivers notice to the executive on or prior to October 31st of the year in which the expiration of the term occurs of its intent not to extend the term if not otherwise terminated.  In addition, the new agreements clarify that there is no termination under the agreement in the case of an asset sale (which may or may not be a “change-in-control event” [as such term is defined in the agreement]) where the executive officer receives a comparable job offer from the purchaser; and clarify payments in a performance-based termination are capped at the maximum amount payable pursuant to a “separation pay plan” for separation pay due to involuntary separation from service as set forth in Section 409A of the Internal Revenue Code, among other changes.

A copy of the form of severance agreement is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Executive Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: April 3, 2012	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
10.1	Form of Executive Severance Agreement